Exhibit 99.1

N E W S R E L E A S E

For Immediate Release	One American Row PO Box 5056 Hartford CT 06102-5056 www.phoenixwm.com

Contacts: Media Relations Alice S. Ericson, 860-403-5946 alice.ericson@phoenixwm.com	Investor Relations Naomi Baline Kleinman, 860-403-7100 pnx.ir@phoenixwm.com

The Phoenix Companies, Inc. (NYSE:PNX) Files 2014 Form 10-K

●	Net Loss Attributable to The Phoenix Companies, Inc. of $213.2 million for 2014, $140.3 million for 4Q14, driven by expenses and low interest rates

●	Total Stockholders’ Equity of $346.6 million at Dec. 31, 2014

●	Annuity deposits grew to $770.9 million, Saybrus Partners EBITDA increased to $6.3 million for 2014

●	Investor Conference Call scheduled for today (March 31, 2015) at 11 a.m. EDT

Hartford, Conn., March 31, 2015 – The Phoenix Companies, Inc. (NYSE:PNX) today announced the filing of its Annual Report on Form 10-K for the year ended December 31, 2014 (“2014 Form 10-K”) with the U.S. Securities and Exchange Commission (“SEC”). The 2014 Form 10-K contains restated financial statements for the quarter and year ended December 31, 2013 and the quarter ended June 30, 2014, as well as revised amounts for certain other periods.

CEO COMMENTS
“In 2014, Phoenix dealt with a mix of challenges and positive developments. While we made meaningful headway on our business objectives, we had a large net loss for the year. We also concluded a complex restatement process and caught up on our SEC reporting obligations,” said James D. Wehr, president and chief executive officer.

“The net loss in 2014 was driven primarily by two factors. One was expenses relating to the restatement and SEC reporting catch up, which should decline in 2015 as we work to reduce overall expenses. The other was the impact of prolonged low and declining interest rates, which was exacerbated by the accounting model we use to calculate reserves in our universal life business,” he said.

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“Despite these challenges, Phoenix remained financially sound with solid business fundamentals for 2014, including sales growth in our core fixed indexed annuity line, continued low life surrender rates, improved statutory earnings and capital, and meaningful increases in revenues and EBITDA for Saybrus Partners, our distribution company,” he said.

Mr. Wehr concluded, “For 2015, our strategy is to position Phoenix for sustainable growth as we address both the external environment, particularly interest rates, and factors specific to Phoenix. We plan to maintain our established presence in the middle market while lowering expenses and enhancing capital flexibility. We also plan to continue expanding Saybrus Partners’ third party distribution business.”

FOURTH QUARTER AND FULL YEAR 2014 EARNINGS DRIVERS
The net loss attributable to The Phoenix Companies, Inc. was $140.3 million for the fourth quarter of 2014, compared with net income attributable to The Phoenix Companies, Inc. of $143.1 million for the fourth quarter of 2013. The net loss attributable to The Phoenix Companies, Inc. was $213.2 million for full year 2014, compared with net income attributable to The Phoenix Companies, Inc. of $26.0 million for full year 2013.

●	Primary drivers of the quarterly loss:
●
Further declines in already-low interest rates used in the accounting model to calculate the universal life (“UL”) profits followed by losses (“PFBL”) reserves, which resulted in an approximately $45 million increase to reserves.

●
Elevated claims in certain issue years of UL products during the fourth quarter that, taken together with deferred acquisition cost (“DAC”) and PFBL effects, contributed approximately $35 million to the loss.

●	Total financial reporting expenses of $19.8 million, including $9.3 million relating to SEC reporting catch up and $10.5 million in 2014 audit fees.
●
A reversal of $22.5 million in intraperiod tax benefits recognized in net income in the second quarter. The reversal was caused by losses in other comprehensive income in the fourth quarter and has no impact on total stockholders’ equity.

●
Partially offsetting the negative drivers was a benefit of approximately $4 million resulting from Phoenix’s annual review and update of actuarial assumptions (the “2014 unlock”). The 2014 unlock included an approximately $30 million benefit to reflect the continuing trend of improved long-term mortality assumptions, principally in the UL product line, offset by reduced investment spreads and margins and updates to lapse and premium persistency assumptions.

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●	In addition to the items discussed above, primary drivers of the full year loss:
●	Declining interest rates resulted in losses of approximately $30 million on embedded derivatives in the fixed indexed annuity (“FIA”) and variable annuity product lines.
●	Total financial reporting expenses of $102.6 million, including $73.3 million relating to restatement and SEC reporting catch up and $29.3 million in 2014 audit fees.
●	Partially offsetting the negative drivers was an approximately $5 million increase in alternative investment income in the open block.

FOURTH QUARTER AND FULL YEAR 2014 EARNINGS SUMMARY
($ in millions, except per share data)	For the Qtr Ended Dec. 31, 2014	For the Qtr Ended Dec. 31, 2013 As Restated	For the Year Ended Dec. 31, 2014	For the Year Ended Dec. 31, 2013 As Restated
Net income (loss)	$(136.1)	$144.1	$(209.2)	$26.7
Less: Net income (loss) attributable to noncontrolling interests	4.2	1.0	4.0	0.7
Net income (loss) attributable to The Phoenix Companies, Inc.	$(140.3)	$143.1	$(213.2)	$26.0

EARNINGS PER SHARE SUMMARY:
Net income (loss) attributable to The Phoenix Companies, Inc.
Basic	$(24.40)	$24.92	$(37.09)	$4.53
Diluted	$(24.40)	$24.84	$(37.09)	$4.51

Weighted average shares outstanding (in thousands)
Basic	5,750	5,742	5,748	5,735
Diluted	5,750	5,761	5,748	5,764

REALIZED AND UNREALIZED INVESTMENT GAINS AND LOSSES
●
The primary driver of the net realized investment losses for the fourth quarter and full year 2014 was the previously discussed losses on embedded derivatives in the FIA and variable annuity product lines.

●	Net other-than-temporary impairment losses for the fourth quarter and full year 2014 remained below long-term averages.

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Realized Investment Gains and Losses
($ in millions)	For the Qtr Ended Dec. 31, 2014	For the Qtr Ended Dec. 31, 2013	For the Year Ended Dec. 31, 2014	For the Year Ended Dec. 31, 2013
Net realized investment gains (losses)	$(14.7)	$19.7	$(41.2)	$16.0
Net other-than-temporary impairment losses	$(3.0)	$(4.8)	$(8.1)	$(11.8)
Derivative gains (losses)	$(22.3)	$8.6	$(66.7)	$(15.5)

Unrealized Investment Gains
●
Net unrealized gains on available-for-sale debt securities increased by $311.3 million to $701.3  million at Dec. 31, 2014 from $390.0 million at Dec. 31, 2013, due primarily to lower interest rates and credit spreads.

BALANCE SHEET AND LIQUIDITY
●
At Dec. 31, 2014, holding company cash and non-affiliated securities were $78.3 million, compared with $181.5 million, including $14.7 million in tax receivables from Phoenix Life Insurance Company ("PLIC"), at Dec. 31, 2013. The decrease was driven primarily by $100.2 million in expenses relating to restatement and SEC reporting catch up work, $32.6 million in additional net tax settlements to the life companies and a $15.0 million capital contribution to benefit PHL Variable Insurance Company (“PHL Variable”). The decrease was partially offset by $56.0 million in dividends received from PLIC during 2014. PLIC’s dividend capacity for 2015 is $59.9 million.

●
Liquidity in the life companies remained strong with cash and cash equivalents, short-term investments, treasuries and agency mortgage-backed securities totaling $1.7 billion, or 12.7% of the fixed income portfolio, at Dec. 31, 2014, compared with $1.7 billion, or 13.3% of the fixed income portfolio, at Dec. 31, 2013.

●
The quality of the investment portfolio remained strong during 2014 with the proportion of below investment grade bonds as a percentage of total available-for-sale debt securities at 6.7% at Dec. 31, 2014, compared with 7.0% at Dec. 31, 2013.

●
The pension and post-employment liabilities increased by $66.9 million due primarily to a decrease in the discount rate and the adoption of new mortality tables. This change caused an increase in accumulated other comprehensive loss.

●	Phoenix has no debt maturities until 2032.

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Balance Sheet
($ in millions)	Dec. 31, 2014	Dec. 31, 2013 As Restated	Change
Total Assets	$21,745.9	$21,641.1	$104.8
Total Liabilities	$21,399.3	$21,039.8	$359.5
Indebtedness	$378.9	$378.8	$0.1
Accumulated Other Comprehensive Income (Loss)	$(234.4)	(185.0)	$(49.4)
Total Stockholders’ Equity	$346.6	$601.3	$(254.7)

RESTATEMENT OF PRIOR PERIOD FINANCIAL STATEMENTS
As previously announced on Feb. 6, 2015, Phoenix’s 2014 Form 10-K contains restated financial statements for the quarter and year ended December 31, 2013 and the quarter ended June 30, 2014 due to the identification of errors determined to be material.

For the quarter and year ended Dec. 31, 2013, the restatement corrects certain errors relating to the annual actuarial assumption review for 2013. This annual review and reset of actuarial assumptions originally resulted in a $108.1 million benefit (the “2013 unlock”), driven primarily by improved mortality assumptions. The corrected 2013 unlock benefit is $19.2 million greater than the previously reported benefit.

For the quarter ended June 30, 2014, the restatement corrects $6.2 million of previously recorded and disclosed out-of-period adjustments as well as other immaterial errors. When aggregated, these items were determined to be material.

Net Income (Loss) Attributable to The Phoenix Companies, Inc.
($ in millions)
Period	As Reported	Correction of Errors		As Restated
		UL Unlock	Other Adjustments
For the Qtr Ended Dec. 31, 2013	$128.4	$19.2	$(4.5)	$143.1
For the Year Ended Dec. 31, 2013	$5.1	$19.2	$1.7	$26.0
For the Quarter Ended June 30, 2014	$(14.3)	$1.3	$(9.4)	$(22.4)

As required by applicable GAAP accounting standards, the company revised the financial statements for the full year 2012, all periods in 2013 and the first three quarters of 2014 for all known errors, some of which were already recorded and disclosed in prior SEC reports as out-of-period adjustments. The company did not identify any material errors in the financial statements for full year 2012, the first three quarters of 2013 or the first and third quarters of 2014.

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As previously reported, the errors corrected by the restatement did not have a material impact on the statutory financial statements of the company’s insurance company subsidiaries that are filed with the state insurance regulators or the subsidiaries’ risk-based capital computations for any of the periods noted.

OPERATING HIGHLIGHTS
●	Annuity deposits grew 13% year-over-year, driven by sales of fixed indexed annuities.

●	Life insurance annualized premium doubled year-over-year, driven by sales of whole life and term insurance.

●	2014 life insurance persistency, as measured by total individual life surrenders and life surrenders in the closed block, improved modestly year-over-year.

●	2014 annuity surrenders increased modestly year-over-year while remaining within the 11-12% range maintained since 2011.

●	Saybrus Partners revenue grew 40% year-over-year and EBITDA grew 80%.

●
Full year 2014 mortality was favorable compared with expectations, driven by open block experience that was in line with expectations and favorable closed block experience. Fourth quarter 2014 mortality was unfavorable compared with expectations, driven by open block (primarily UL and variable UL) experience that was partially offset by favorable experience in the closed block.

($ in millions, unless noted otherwise)	As of or for the Qtr Ended Dec. 31, 2014	As of or for the Qtr Ended Dec. 31, 2013	As of or for the Year Ended Dec. 31, 2014	As of or for the Year Ended Dec. 31, 2013
Annuity deposits	$177.8	$168.7	$770.9	$682.9
Net annuity flows (deposits less surrenders)	$19.6	$9.3	$112.5	$85.1
Annuity funds under management ($ in billions)	$5.7	$5.5	$5.7	$5.5
Life insurance annualized premium	$2.5	$0.5	$4.8	$2.4
Gross life insurance in force ($ in billions)	$95.8	$102.4	$95.8	$102.4
Total individual life surrenders (annualized)	4.7%	4.8%	4.3%	4.6%
Total closed block life surrenders (annualized)	4.3%	4.3%	4.1%	4.2%
Total annuity surrenders (annualized)	11.2%	11.7%	11.8%	11.3%
Holding company cash and non-affiliated Securities	$78.3	$181.5	$78.3	$181.5
Saybrus Partners EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)	$1.6	$1.9	$6.3	$3.5
Saybrus Partners revenue	$10.3	$8.4	$37.5	$26.8

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FULL YEAR 2014 STATUTORY RESULTS FOR PHOENIX LIFE INSURANCE COMPANY
As previously reported on Feb. 27, 2015, Phoenix’s principal operating subsidiary, Phoenix Life Insurance Company (“PLIC”), filed its unaudited statutory financial statements for the year ended Dec. 31, 2014 with the New York State Department of Financial Services.  Highlights from that filing:

●
PLIC reported a statutory net gain from operations of $116.2 million and statutory net income of $132.5 million for the year ended Dec. 31, 2014, compared with statutory net gain from operations of $79.8 million and a statutory net loss of $21.0 million for the year ended Dec. 31, 2013.

●	PLIC reported statutory net investment income of $639.1 million for the year ended Dec. 31, 2014, compared with $648.4 million for the year ended Dec. 31, 2013.
●	In the fourth quarter of 2014, PLIC’s subsidiary, PHL Variable, strengthened reserves by $51.0 million on a net basis, including consideration of results from its asset adequacy analysis.
●
PLIC’s statutory surplus and asset valuation reserve was $752.2 million at Dec. 31, 2014 and $735.2 million at Dec. 31, 2013. The $17.0 million increase reflects earnings and a $15.0 million capital contribution from the holding company to benefit PHL Variable, partially offset by PHL Variable’s reserve strengthening and $56.0 million in dividends PLIC paid to the parent holding company during 2014.

●	PLIC’s risk-based capital ratio was 334% at Dec. 31, 2014, compared with 337% at Dec. 31, 2013.

REMEDIATION OF MATERIAL WEAKNESSES
On April 1, 2014, the company filed its Annual Report on Form 10-K for the year ended December 31, 2012 containing a restatement of previously issued audited financial statements from 2012, 2011 and 2010 and identifying multiple material weaknesses regarding its disclosure controls and procedures and internal control over financial reporting. These material weaknesses were substantially carried over into the Annual Report on Form 10-K for the year ended December 31, 2013 and the 2014 Form 10-K. Management concluded that the errors identified in the fourth quarter and full year 2013 and second quarter of 2014 are in areas of internal control over financial reporting previously identified and disclosed as containing material weaknesses and have not resulted in the identification of any new material weaknesses.

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The company anticipates devoting significant resources toward remediation efforts for its material weaknesses in order to make substantial progress by the end of 2015. Remediation efforts related to Actuarial Finance and Valuation will take additional time and resources due to the complexity and nature of the products. While these efforts are underway, the company is relying on a comprehensive set of manual procedures to help confirm the proper collection, evaluation, and disclosure of the information included in the consolidated financial statements.

CONFERENCE CALL
Phoenix will host a conference call today (March 31, 2015) at 11 a.m. EDT to present information on the company’s fourth quarter and full year 2014 financial results and other matters. Presentation materials and a live broadcast will be available on the company’s website, www.phoenixwm.com, under “Investor Relations.” The live broadcast also can be accessed by telephone at 517-308-9305 (Passcode: PHOENIX). A replay will be available through April 14, 2015 by telephone at 402-998-0697 and on the company’s website.

ABOUT PHOENIX
The Phoenix Companies, Inc. (NYSE:PNX) helps financial professionals provide solutions, including income strategies and insurance protection, to families and individuals planning for or living in retirement. Founded as a life insurance company in 1851, Phoenix offers products and services designed to meet financial needs in the middle income and mass affluent markets. Its distribution subsidiary, Saybrus Partners, Inc., offers solutions-based sales support to financial professionals and represents Phoenix’s products among key distributors, including independent marketing organizations and brokerage general agencies. Phoenix is headquartered in Hartford, Connecticut, and its principal operating subsidiary, Phoenix Life Insurance Company, has its statutory home office in East Greenbush, New York. PHL Variable Insurance Company has its statutory home office in Hartford, Connecticut, and files annual and other periodic reports under the Securities Exchange Act of 1934. For more information, visit www.phoenixwm.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The foregoing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements.  These forward-looking statements include statements relating to, or representing management’s beliefs about, future events, transactions, strategies, operations and financial results, including, without limitation, our expectation to provide information within anticipated timeframes and otherwise in accordance with law, the outcome of litigation and claims as well as regulatory examinations, investigations, proceedings and orders arising out of the restatements and the failure by Phoenix and its wholly owned subsidiary, PHL Variable Insurance Company, to file SEC reports on a timely basis, potential penalties that may result from failure to timely file statutory financial statements with state insurance regulators, and Phoenix’s ability to satisfy its requirements under, and maintain the listing of its shares on, the NYSE.

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Such forward-looking statements often contain words such as “will,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should” and other similar words or expressions.  Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance.  Our ability to maintain a timely filing schedule with respect to our SEC filings is subject to a number of contingencies, including but not limited to, whether existing systems and processes can be timely updated, supplemented or replaced, and whether additional filings may be necessary in connection with the restatements. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, those risks and uncertainties described in any of our filings with the SEC.  Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.phoenixwm.com under “Investor Relations.”  You are urged to carefully consider all such factors.  We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this news release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.  If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this news release, such statements or disclosures will be deemed to modify or supersede such statements in this news release.

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THE PHOENIX COMPANIES, INC.
Consolidated Balance Sheets

	As of December 31,
($ in millions, except share data)	2014	2013
		As restated
ASSETS:
Available-for-sale debt securities, at fair value (amortized cost of $11,978.0 and $11,341.5)	$12,679.3	$11,731.5
Available-for-sale equity securities, at fair value (cost of $156.0 and $119.3)	179.5	138.0
Short-term investments	149.7	361.6
Limited partnerships and other investments	542.8	561.3
Policy loans, at unpaid principal balances	2,352.1	2,350.3
Derivative instruments	161.3	228.8
Fair value investments	235.4	215.2
Total investments	16,300.1	15,586.7
Cash and cash equivalents	450.0	496.4
Accrued investment income	176.7	170.4
Reinsurance recoverable	559.1	598.1
Deferred policy acquisition costs	848.6	947.8
Deferred income taxes, net	34.2	70.0
Other assets	311.3	320.5
Discontinued operations assets	45.2	48.9
Separate account assets	3,020.7	3,402.3
Total assets	$21,745.9	$21,641.1

LIABILITIES:
Policy liabilities and accruals	$12,417.6	$12,416.6
Policyholder deposit funds	3,955.0	3,442.6
Dividend obligations	916.8	705.7
Indebtedness	378.9	378.8
Pension and post-employment liabilities	380.0	313.1
Other liabilities	289.8	337.3
Discontinued operations liabilities	40.5	43.4
Separate account liabilities	3,020.7	3,402.3
Total liabilities	21,399.3	21,039.8

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Common stock, $.01 par value: 5.8 million and 5.7 million shares outstanding	0.1	0.1
Additional paid-in capital	2,632.8	2,633.1
Accumulated other comprehensive income (loss)	(234.4)	(185.0)
Retained earnings (accumulated deficit)	(1,889.0)	(1,675.8)
Treasury stock, at cost: 0.7 million and 0.7 million shares	(182.9)	(182.9)
Total The Phoenix Companies, Inc. stockholders’ equity	326.6	589.5
Noncontrolling interests	20.0	11.8
Total stockholders’ equity	346.6	601.3
Total liabilities and stockholders’ equity	$21,745.9	$21,641.1

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THE PHOENIX COMPANIES, INC.
Consolidated Statements of Income and Comprehensive Income
Three and Twelve Months Ended December 31, 2014 and 2013

($ in millions, except per share data)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
		As restated		As restated
REVENUES:
Premiums	$91.2	$97.0	$332.1	$351.6
Fee income	140.9	141.0	545.1	550.3
Net investment income	223.0	206.1	830.9	789.7
Net realized investment gains (losses):
Total other-than-temporary impairment (“OTTI”) losses	(3.0)	(4.6)	(7.7)	(7.0)
Portion of OTTI losses recognized in other comprehensive income (“OCI”)	--	(0.2)	(0.4)	(4.8)
Net OTTI losses recognized in earnings	(3.0)	(4.8)	(8.1)	(11.8)
Net realized investment gains (losses), excluding OTTI losses	(11.7)	24.5	(33.1)	27.8
Net realized investment gains (losses)	(14.7)	19.7	(41.2)	16.0
Total revenues	440.4	463.8	1,666.9	1,707.6

BENEFITS AND EXPENSES:
Policy benefits	324.0	162.7	1,119.2	965.1
Policyholder dividends	73.0	68.9	244.8	235.9
Policy acquisition cost amortization	46.5	(2.2)	119.6	103.1
Interest expense on indebtedness	7.1	7.0	28.3	28.3
Other operating expenses	91.6	85.3	350.2	337.1
Total benefits and expenses	542.2	321.7	1,862.1	1,669.5
Income (loss) from continuing operations before income taxes	(101.8)	142.1	(195.2)	38.1
Income tax expense (benefit)	32.3	(3.2)	10.5	8.5
Income (loss) from continuing operations	(134.1)	145.3	(205.7)	29.6
Income (loss) from discontinued operations, net of income taxes	(2.0)	(1.2)	(3.5)	(2.9)
Net income (loss)	(136.1)	144.1	(209.2)	26.7
Less: Net income (loss) attributable to noncontrolling interests	4.2	1.0	4.0	0.7
Net income (loss) attributable to The Phoenix Companies, Inc.	$(140.3)	$143.1	$(213.2)	$26.0

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THE PHOENIX COMPANIES, INC.
Consolidated Statements of Income and Comprehensive Income
Twelve Months Ended December 31, 2014 and 2013

(Continued from previous page) ($ in millions, except per share data)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
		As restated		As restated
COMPREHENSIVE INCOME (LOSS):
Net income (loss) attributable to The Phoenix Companies, Inc.	$(140.3)	$143.1	$(213.2)	$26.0
Net income (loss) attributable to noncontrolling interests	4.2	1.0	4.0	0.7
Net income (loss)	(136.1)	144.1	(209.2)	26.7
Other comprehensive income (loss) before income taxes:	--	--	--	--
Unrealized investment gains (losses), net of related offsets	5.3	(26.7)	66.5	(62.7)
Net pension liability adjustment	(85.3)	93.2	(80.2)	101.0
Other comprehensive income (loss) before income taxes	(80.0)	66.5	(13.7)	38.3
Less: Income tax expense (benefit) related to:
Unrealized investment gains (losses), net of related offsets	(24.9)	(3.9)	35.7	(20.5)
Net pension liability adjustment
Total income tax expense (benefit)	(24.9)	(3.9)	35.7	(20.5)
Other comprehensive income (loss), net of income taxes	(55.1)	70.4	(49.4)	58.8
Comprehensive income (loss)	(191.2)	214.5	(258.6)	85.5
Less: Comprehensive income (loss) attributable to noncontrolling interests	4.2	1.0	4.0	0.7
Comprehensive income (loss) attributable to The Phoenix Companies, Inc.	$(195.4)	$213.5	$(262.6)	$84.8

EARNINGS (LOSS) PER SHARE:
Income (loss) from continuing operations – basic	$(24.05)	$25.13	$(36.48)	$5.04
Income (loss) from continuing operations – diluted	$(24.05)	$25.05	$(36.48)	$5.01
Income (loss) from discontinued operations – basic	$(0.35)	$(0.21)	$(0.61)	$(0.51)
Income (loss) from discontinued operations – diluted	$(0.35)	$(0.21)	$(0.61)	$(0.50)
Net income (loss) attributable to The Phoenix Companies, Inc. – basic	$(24.40)	$24.92	$(37.09)	$4.53
Net income (loss) attributable to The Phoenix Companies, Inc. – diluted	$(24.40)	$24.84	$(37.09)	$4.51
Basic weighted-average common shares outstanding (in thousands)	5,750	5,742	5,748	5,735
Diluted weighted-average common shares outstanding (in thousands)	5,750	5,761	5,748	5,764

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